UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2018 (March 20, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2018, the Compensation Committee of the Board of Directors of the WillScot Corporation (the “Company”) granted time-based stock option awards and/or time-based restricted stock unit (“RSUs”) awards to the Company’s named executive officers, under and pursuant to the WillScot Corporation 2017 Incentive Award Plan. These awards include:

Name	Title	Stock Options	RSUs
Bradley L. Soultz	President & Chief Executive Officer	408,497	277,059
Timothy D. Boswell	Chief Financial Officer	125,691	85,249
Bradley L. Bacon	Vice President, General Counsel & Corporate Secretary	55,069	37,350
Sally J. Shanks	Chief Accounting Officer & Treasurer	0	16,500

Each stock option represents the right upon vesting to buy one share of the Company’s class A common stock, par value $0.0001 per share, for $13.60 per share. Each RSU represents a contingent right to receive upon vesting one share of our Class A common stock or its cash equivalent, as determined by the Company. The stock option and RSU awards vest in four equal installments on each of the first four anniversaries of the grant date.

The employment contracts of Messrs. Soultz, Boswell and Bacon contemplate that they would receive one-time equity grants upon completion of the Company’s business combination in November 2017. Due to technical factors and timing constraints that resulted in a delay of the initial grants, the Compensation Committee determined that it would be appropriate to adjust the initial equity grants to account for changes in the market value of the Company’s common stock since the business combination. The equity grants awarded to Messrs. Soultz, Boswell and Bacon (as disclosed in the table above) were designed to be equivalent to the initial grants that would have been awarded under the employment contracts upon completion of its business combination last year.

On March 20, 2018, the Compensation Committee also approved the annual performance targets for fiscal 2018 under the Company’s short-term cash incentive plan (“STIP”). The 2018 plan design is consistent with the Company’s past practice, with 70% of the target payout based upon the Company’s achievement of an adjusted EBITDA target and 30% of the target payment based upon realized contract values. Except for Messrs. Soultz and Boswell, the approved performance targets will be used to calculate the cash awards payable to the Company’s salaried employees in general for fiscal 2018. With respect to Messrs. Soultz and Boswell, 70% of their payout will be determined in the same manner as the payout is calculated for the Company’s salaried employees in general and 30% of their payout will be based on their achievement (as determined by the Compensation Committee in its sole discretion) of certain professional objectives established by the Compensation Committee. For additional information regarding the STIP, see the Company’s proxy statement/prospectus, filed with the Securities and Exchange Commission on November 7, 2017.

Copies of the forms of agreement for stock options and RSU awards granted to our named executive officers are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Nonqualified Stock Option Award Agreement
10.2	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley L. Bacon
Dated: March 26, 2018		Name: Bradley L. Bacon
Title: Vice President, General Counsel & Corporate Secretary